CANTERBURY CORPORATE SERVICES, INC.
                      PROXY FOR ANNUAL MEETING FISCAL 1996
                       Please sign and return immediately


KNOW ALL MEN BY THESE PRESENTS that I, the undersigned being a stockholder of Canterbury Corporate Services, Inc., Medford, New Jersey do hereby constitute and appoint Stanton M. Pikus and Kevin J. McAndrew, or either one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution to attend the Annual Meeting of Stockholders of said Corporation to be held at The Mansion on Main Street, Plaza 3000 at Main Street, Voorhees, New Jersey on June 12, 1997 at 10:00 a.m. or any and all adjournment thereof, and to vote all stock owned by me or standing in my name, place and stead on the proposals specified in the notice of meeting dated May 1, 1997 or any and all adjournments thereof, with all the power I possess if I were personally present, hereby ratifying and confirming all that my said proxy or proxies may be in my name, place and stead as follows:

                  IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE


1.   Election of Directors
     ---------------------

To elect seven (7) Directors, each for a term of one (1) year or until the next Annual Meeting:

     Stanton M. Pikus, Kevin J. McAndrew, Jean Zwerlein Pikus, Alan B. Manin, Stephen M. Vineberg, Paul L. Shapiro and Frank A. Cappiello

It is specifically directed that this Proxy be voted:

     FOR ALL NOMINEES [ ]  WITHHOLD ALL NOMINEES [ ]

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

2. Proposal to ratify Ernst & Young, LLP, as the Company's Independent Public Auditors.

     IN FAVOR OF [ ]     AGAINST [ ]    ABSTAIN [ ]

3. To approve the name change of the Company to Canterbury Information Technology, Inc. by amending its Certificate of Incorporation.

     IN FAVOR OF [ ]     AGAINST [ ]    ABSTAIN [ ]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     IN FAVOR OF [ ]     AGAINST [ ]    ABSTAIN [ ]

IF NO DESIGNATIONS ARE MADE IN THE SPACES PROVIDED ABOVE, THIS PROXY
WILL BE VOTED "IN FAVOR OF" THE ABOVE PROPOSALS. The shares represented by a properly executed Proxy will be voted as directed.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS; IT MAY BE REVOKED PRIOR TO ITS EXERCISE.


____________________________________(L.S.)           DATE: _______, 1997
(Print Name)


____________________________________(L.S.)           DATE: _______, 1997
(Signature of Stockholder)


NOTE:   ALL JOINT OWNERS MUST SIGN INDIVIDUALLY. WHEN SIGNING AS
ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR CUSTODIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN.